Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

LANTRONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7535 Irvine Center Drive, Suite 100

Irvine, California 92618

www.lantronix.com

October 6, 2021

Dear Fellow Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Lantronix, Inc., a Delaware corporation, which will be held at our corporate headquarters located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, on November 9, 2021, at 9:00 a.m. Pacific time.

Details of the business to be conducted at the annual meeting are included in the accompanying Notice of 2021 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the annual meeting and voted in accordance with your instructions. Whether or not you plan to attend the meeting, we urge you to submit your proxy as promptly as possible so that your shares will be voted at the meeting. This will not limit your right to vote in person or to attend the meeting.

We look forward to seeing you at the upcoming annual meeting.

Sincerely, Bernhard Bruscha Chairman of the Board

LANTRONIX, INC.

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2021

The 2021 Annual Meeting of Stockholders for Lantronix, Inc., a Delaware corporation, will be held at our corporate headquarters located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, on November 9, 2021, at 9:00 a.m. Pacific time, for the following purposes:

1.	To elect the five director nominees named in the accompanying proxy statement (Paul Pickle, Margaret A. Evashenk, Paul F. Folino, Heidi Nguyen and Hoshi Printer) to the board of directors, each to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until the director’s earlier resignation or removal;

2.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2022;

3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as described in the proxy statement accompanying this notice; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The foregoing proposals are more fully described in the proxy statement accompanying this notice. Stockholders of record who owned our common stock at the close of business on September 15, 2021 are entitled to attend and vote at the annual meeting.

The board of directors recommends that you vote your shares “FOR” each of the director nominees included in Proposal 1 in the proxy statement accompanying this notice, and “FOR” Proposals 2 and 3.

Your vote is very important. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone as promptly as possible in order to ensure your shares are represented at the annual meeting. Even if you have voted by proxy, you may still vote in person at the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the broker, bank or other nominee that holds your shares.

Important Notice - Contingent Virtual Meeting. We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our annual meeting in person, we are sensitive to the public health and travel concerns stockholders may have and the protocols that federal, state, and local governments may impose due to resurgences of COVID-19 and the emergence of new and more contagious and/or vaccine resistant variants. In the event we determine that we need to conduct our annual meeting solely by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the annual meeting via press release and by filing additional solicitation materials with the Securities and Exchange Commission. The press release will also be available on the Investors section of our website at www.lantronix.com. If you currently plan to attend the annual meeting in person, please check our website one week prior to the annual meeting.

By Order of the Board of Directors,
Irvine, California	David Goren
October 6, 2021	Vice President, Human Resources, Legal and Business Affairs and Corporate Secretary

LANTRONIX, INC.

PROXY STATEMENT FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

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PROXY STATEMENT FOR THE

2021 ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) for Lantronix, Inc. (sometimes referred to as, the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held at 9:00 a.m. Pacific time on November 9, 2021, at the Company’s corporate headquarters, located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618.

This proxy statement is being furnished by and on behalf of our board of directors (the “Board”) in connection with the solicitation of proxies to be voted at the Annual Meeting. This proxy statement describes issues on which the Company is asking you, as a stockholder, to vote and provides information that will allow you to make an informed voting decision.

The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders of record is October 6, 2021. If you hold your shares through a broker, bank or other nominee, this proxy statement and a voting instruction form are being forwarded to you by such broker, bank or other nominee.

References in this proxy statement to fiscal years refer to the fiscal year ended June 30 of the referenced year. For example, “fiscal 2020” refers to the fiscal year ended June 30, 2020, “fiscal 2021” refers to the fiscal year ended June 30, 2021, and “fiscal 2022” refers to the fiscal year ending June 30, 2022.

Important Notice Regarding the Availability of Proxy Materials

This proxy statement and our Annual Report on Form 10-K for fiscal year 2021 are available on the Internet at www.proxyvote.com by using the control number provided on your proxy card. You can also view the proxy materials on our website at www.lantronix.com.

General Information About the Annual Meeting and Voting

The following questions and answers are intended to briefly address potential questions regarding this proxy statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the proxy statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided in this proxy statement.

When and where will the Annual Meeting be held?

The date, time and place of the Annual Meeting are:

November 9, 2021

9:00 a.m. Pacific time
Lantronix, Inc. Corporate Headquarters
7535 Irvine Center Drive, Suite 100

Irvine, California 92618

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Important Notice — Contingent Virtual Meeting. We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our Annual Meeting in person, we are sensitive to the public health and travel concerns stockholders may have and the protocols that federal, state, and local governments may impose due to resurgences of COVID-19 and the emergence of new and more contagious and/or vaccine resistant variants. In the event we determine that we need to conduct our Annual Meeting solely by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the Annual Meeting via press release and by filing additional solicitation materials with the SEC. The press release will also be available on the Investors section of our website at www.lantronix.com. If you currently plan to attend the Annual Meeting in person, please check our website one week prior to the Annual Meeting.

Who can vote?

You are entitled to vote your shares of common stock if you were the owner of the shares as of the close of business on September 15, 2021 (the “Record Date”). As of the Record Date, there were a total of 29,699,470 shares of our common stock outstanding and entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock that you own.

What matters will be voted upon at the Annual Meeting?

The only matters we currently expect will be voted on at the Annual Meeting are the following proposals, which are described in this proxy statement:

1.	the election of five directors to the Board;

2.	the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2022; and

3.	a non-binding, advisory vote on the compensation paid to our named executive officers as described in this proxy statement.

What if other matters come up at the Annual Meeting?

If other matters are properly presented at the Annual Meeting, the proxies designated in the accompanying proxy card or voting instruction form will vote your shares in their discretion.

How many shares must be present to convene the Annual Meeting?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of common stock either sign and return their proxy card or voting instruction form, vote through the Internet or by telephone, or attend the meeting in person. A majority of the shares of our issued and outstanding common stock entitled to vote at the Annual Meeting present in person or represented by proxy will constitute a quorum. If you sign and return your proxy card or voting instruction form or vote through the Internet or by telephone, your shares will be counted in determining whether a quorum is present at the Annual Meeting even if you abstain from voting on any of the proposals. In addition, if you hold your shares in street name (i.e., through a broker, bank or other nominee), your shares may also be counted for purposes of determining whether a quorum is present at the Annual Meeting even if you do not submit voting instructions to your broker. See “How are broker non-votes treated?” below.

How are broker non-votes treated?

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker has authority under New York Stock Exchange rules applicable to brokers to vote your shares in its discretion on certain “routine” matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal 2 relating to the ratification of the appointment of our independent registered public accountants is considered a “routine” matter for which brokers may vote shares for which they did not receive instructions from street name holders. Accordingly, your shares may be voted on Proposal 2 if they are held in the name of a broker even if you do not provide the broker with voting instructions. However, your broker will not be permitted to vote your shares on any of the other items at the Annual Meeting. Proposals 1 and 3 are considered “non-routine” matters. Therefore, if your broker exercises its discretion to vote on Proposal 2, your shares will be counted as present and entitled to vote for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

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What vote is required to elect a director?

For Proposal 1, you may vote “FOR” or “AGAINST” each director nominee, or you may abstain from voting. A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. For purposes of the election of directors, abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

What happens if a majority of the votes cast are not voted in favor of a director nominee?

Pursuant to the procedures established by the Corporate Governance and Nominating Committee of the Board, each incumbent director has submitted to the Chair of the Corporate Governance and Nominating Committee in writing such director’s irrevocable resignation which will be effective upon (1) the failure of such director to receive the required vote at any annual or special meeting at which such director is nominated for re-election and (2) Board acceptance of the resignation. If a nominee fails to receive a majority of the votes cast in the director election, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

What is the required vote for approval of Proposals 2 and 3?

For each of Proposals 2 and 3, you may vote “FOR” or “AGAINST,” or you may abstain from voting. Approval of Proposals 2 and 3 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposals 2 and 3, abstentions will be treated as shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting, so abstaining will have the same effect as voting against the proposal. Broker non-votes will not be counted in determining the outcome of Proposal 3. There are not expected to be any broker non-votes on Proposal 2. See “How are broker non-votes treated?” above.

How do I vote?

The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, through the Internet or by telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail.

•	To vote by proxy through the Internet, go to www.proxyvote.com and follow the instructions provided. Please have your proxy card in hand when accessing the website, as it contains a 16-digit control number required to vote.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” (1-800-690-6903) using a touch-tone phone and follow the recorded instructions. Please have your proxy card in hand when calling, as it contains a 16-digit control number required to vote.

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If you hold shares as a stockholder of record and choose to vote by mail, your proxy card must be received before the commencement of voting at the Annual Meeting. If you choose to vote your shares electronically via the Internet or by telephone, your vote by proxy must be received prior to 11:59 p.m. Eastern time on November 8, 2021, the day before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, the organization that holds your shares should have forwarded you a voting instruction form with these proxy materials. To ensure that your vote is counted, please follow the instructions provided by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee in whose name the shares are registered.

How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the nominees for election to the Board named in Proposal 1, and “FOR” Proposals 2 and 3.

Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you can change your vote at any time before the vote on a proposal by:

•	executing or authorizing, dating and delivering to us a new proxy through the Internet, by telephone or mail prior to the Annual Meeting;

•	giving us a written notice revoking your proxy card; or

•	attending the Annual Meeting and voting your shares in person.

Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card or authorization with the latest date.

You may send your proxy revocation notice to Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary. Any proxy revocation notice mailed to Lantronix must be received by our Corporate Secretary on or before 11:59 p.m. Eastern time on November 8, 2021.

If you are a stockholder of record, any revocation of or change to a previously submitted proxy must be received by the deadline set forth above under “How do I vote?”

If you hold your shares through a broker, bank or other nominee, you must follow the directions and comply with the deadlines received from such broker, bank or other nominee to change any previously submitting voting instructions.

Can I vote in person at the Annual Meeting rather than by authorizing a proxy holder?

Yes. Although we encourage you to complete and return a proxy card or voting instruction form or to vote through the Internet or by telephone to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person even if you have submitted a proxy card or voting instruction form or voted through the Internet or by telephone. If you are a beneficial owner and you want to vote in person at the Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee in whose name the shares are registered.

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How will my shares be voted?

Any proxy that you properly submit and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons designated as proxy holders in the accompanying proxy card will vote your shares:

•	“FOR” the election of each of the five nominees for director;

•	“FOR” the proposal to ratify the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2022; and

•	“FOR” the approval on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in this proxy statement.

In the event any director nominee is unable or unwilling for good cause to serve as a director if elected at the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card(s) will vote for the election of such person or persons as may be designated by the present Board or the Board may reduce the number of directors on the Board. As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. We do not presently know of any such other business.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

If you share an address with another stockholder, you will receive only one set of proxy materials unless you have provided instructions to the contrary. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you wish to receive a separate set of proxy materials, please send your request to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary, or contact our Corporate Secretary by phone at (949) 453-3990. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Who will count the votes?

The inspector of election for the Annual Meeting, who is appointed by the Board, will count the votes.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder Proposals Under Rule 14a-8. In order for a stockholder proposal to be eligible for inclusion in our proxy statement under SEC rules for the 2022 Annual Meeting of Stockholders, the written proposal must be received by our Corporate Secretary at our offices no later than the close of business on June 8, 2022 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

Stockholder Proposals Under the Company’s Amended and Restated Bylaws. Currently, our Amended and Restated Bylaws (the “Bylaws”) provide that, in order for a stockholder proposal to be submitted at the 2022 Annual Meeting of Stockholders, including nominations for candidates for election as directors, written notice to our Corporate Secretary of such proposal must be received at our principal executive offices:

•	not earlier than July 12, 2022; and

•	not later than August 11, 2022.

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If the date of the 2022 Annual Meeting of Stockholders is moved more than 30 days before or 70 days after the first anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 under the Exchange Act, must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•	70 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

The stockholder proposal submission requirements set forth in our Bylaws are independent of, and in addition to, the notice requirements under Rule 14a-8, as discussed above, for inclusion of a stockholder proposal in our proxy materials.

Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2022 Annual Meeting of Stockholders. Stockholders should contact the Corporate Secretary in writing at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, to obtain additional information as to the proper form and content of stockholder nominations or proposals.

Who pays for this proxy solicitation?

We do. In addition to sending you these proxy materials, some of our employees may contact you by mail, telephone, facsimile, email or personal solicitation. None of these employees will receive any extra compensation for doing this. We will, at our expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Guidelines

The Board has established Corporate Governance Guidelines that it follows in matters of corporate governance, which are posted under the “About Us – Investor Relations” section of our website at www.lantronix.com. The information included on or accessed through our website shall not be incorporated into or otherwise be made a part of this proxy statement.

The following includes a summary of our Corporate Governance Guidelines and additional information regarding our Board.

Nomination of Director Candidates

The Corporate Governance and Nominating Committee considers candidates for Board membership and recommends director nominees to the Board for consideration and approval. There are no specific minimum qualifications that a director must possess to be nominated. However, the Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the size and composition of the existing Board, and based on the nominee’s qualifications, such as: independence from management; depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the Company’s business; education and professional background; judgment, skill, integrity and reputation; existing commitments to other businesses as a director, executive or owner; personal conflicts of interest, if any; and diversity of skills, backgrounds, experiences and other qualifications, to meet the Corporation’s ongoing needs. For more information, see below under the caption “Criteria for Director Nominees and Board Diversity.”

Board Composition; Director Independence

Our Board currently consists of five directors: Paul Pickle, Bernhard Bruscha, Margaret A. Evashenk, Paul F. Folino and Hoshi Printer. On September 13, 2021, Mr. Bruscha notified us of his decision not to stand for re-election at the Annual Meeting. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated Dr. Heidi Nguyen for election by stockholders at the Annual Meeting. If Dr. Nguyen is elected by stockholders at the Annual Meeting, our Board will continue to consist of five directors. See “Proposal 1 – Election of Directors” for additional information.

Our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including applicable rules and regulations of the SEC and applicable listing standards of the Nasdaq Stock Market (“Nasdaq”). The Nasdaq listing standards provide that an independent director is one who the Board affirmatively determines is free of any relationship that would interfere with that individual’s exercise of independent judgment. Our Board has reviewed the relationships between the Company, including our subsidiaries and affiliates, and each Board member. Based on its review, the Board has affirmatively determined that Bernhard Bruscha, Margaret A. Evashenk, Paul F. Folino and Hoshi Printer currently have no relationships that would interfere with their exercise of independent judgment and that each of them is “independent” in accordance with applicable listing standards of Nasdaq. In addition, the Board has determined that Heidi Nguyen will be “independent” in accordance with applicable listing standards of Nasdaq if elected at the Annual Meeting. Paul Pickle was determined not to be independent based on his service as our President and Chief Executive Officer. In addition, the Board previously determined that each of Martin Hale, Jr. and Bruce C. Edwards was an independent director in accordance with the applicable listing standards of Nasdaq during his respective service on the Board through his resignation on August 28, 2020 and October 1, 2020, respectively.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board with the approval of a majority of the directors then in office or as otherwise provided in our Bylaws. While any director (including the Chief Executive Officer or other management director) is eligible for appointment as the Chairman of the Board, the Board’s current preferred governance structure is to have an independent director serve as Chairman of the Board. If, however, the positions of Chairman of the Board and Chief Executive Officer are held by the same person, our Corporate Governance Guidelines provide that one of our independent directors will be designated by a majority of the independent directors to serve as our Lead Independent Director. The Board is currently led by Bernhard Bruscha, our independent Chairman of the Board, a position separate from our Chief Executive Officer and President. Since Mr. Bruscha is not standing for re-election at the Annual Meeting, the Board expects to appoint a new independent Chairman of the Board immediately following the Annual Meeting. Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

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Risk Oversight

While our management has primary responsibility for identifying and mitigating risks, the Board has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. At least annually, management and the Board jointly review our strategic goals and associated risks. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•	The Audit Committee oversees our risk policies and processes relating to financial statements and financial reporting, as well as cybersecurity, investment, capital structure and compliance risks, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Compensation Committee oversees risks associated with our incentive plans, the compensation of executive management, and the effect the compensation structure may have on business decisions.

•	The Corporate Governance and Nominating Committee oversees risks related to our governance structure and the evaluation of individual Board members and committees.

The Board’s risk oversight process builds upon management’s enterprise-wide risk assessment and mitigation processes, which include ongoing monitoring of various risks including those associated with long-term strategy and business operations, regulatory and legal compliance and financial reporting.

Our Board believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our leadership structure described under “—Board Leadership Structure” above.

Meetings of the Board

During fiscal 2021, the Board held 8 meetings. Each director attended 100% of the meetings of the Board held during the period of his or her tenure in fiscal 2021.

Executive Sessions

Although the Chief Executive Officer and other members of senior management are invited to attend meetings of the Board, the members of the Board meet in executive session, without executive management present, in conjunction with each of the regularly scheduled meetings of the Board. Each committee of the Board also meets regularly in executive session without executive management present. In addition, the Audit Committee meets quarterly in separate executive sessions with our independent registered public accounting firm and with our Chief Financial Officer.

Director Attendance at Annual Stockholder Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend our annual meetings of stockholders. All of our then-current directors attended the 2020 annual meeting of stockholders.

Committees of the Board

To facilitate independent director review, and to make the most effective use of our directors’ time and capabilities, the Board has established the following standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The responsibilities of each committee are set forth in a written charter, each of which has been approved by the Board. Each standing committee reviews and assesses the adequacy of its charter on an annual basis. Each such charter is available under the “About Us – Investor Relations” section of our website at www.lantronix.com. The Board is permitted to establish other committees from time to time as it deems appropriate.

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Current committee membership and the number of meetings of each committee in fiscal 2021 are shown in the table below. Paul Pickle and Bernhard Bruscha are not currently members of any committee. In addition, Dr. Nguyen is not expected to serve on any committee of the Board if elected at the Annual Meeting. Each of the incumbent directors who were members of a committee attended 100% of the meetings held by each committee of the Board on which he or she served during the period of his or her tenure in fiscal 2021.

	Audit	Compensation	Corporate Governance & Nominating
	Committee	Committee	Committee
Margaret A. Evashenk	Member	Chair	Member
Paul F. Folino	Member	Member	Chair
Hoshi Printer	Chair	Member	Member
Number of Fiscal 2021 Meetings	4	4	4

Audit Committee

The Audit Committee is composed of three directors, each of whom is independent in accordance with applicable rules of Nasdaq and meets the Nasdaq financial literacy requirements for audit committee service. In addition, the Board has determined that each of the members of the Audit Committee meets the enhanced independence requirements under the Exchange Act and that Mr. Printer is an “audit committee financial expert” as defined under the rules of the SEC.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, risk assessment and risk management, and finance and accounting functions. The Audit Committee also appoints, retains, terminates, determines compensation for, and oversees our independent registered public accounting firm, reviews the scope of the audit by our independent registered public accounting firm, and reviews the effectiveness of our accounting and internal control functions. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties.

In addition, the Audit Committee assists the Board in overseeing the implementation and monitoring of the effectiveness of our Code of Business Conduct and Ethics Policy (“Code of Conduct”). The Audit Committee also reviews, with our management and our independent registered public accounting firm, our policies and procedures with respect to risk assessment and risk management relating to financial statements and financial reporting, as well as cybersecurity, investment, capital structure and compliance risk, and the guidelines, policies and processes for monitoring and mitigating those risks. The Audit Committee is also responsible for the review and approval of related party transactions.

Compensation Committee

The Compensation Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards for compensation committee service. The Board has determined that each of the members of the Compensation Committee meets the enhanced independence requirements of Nasdaq and is a “non-employee director” as that term is defined under Rule 16b-3 of the Exchange Act.

The Compensation Committee determines our overall policies on compensation and determines the compensation of our Chief Executive Officer and other executive officers. In addition, the Compensation Committee administers our equity incentive plans and reviews the philosophy and policies behind, and any material risks created by, the salary, bonus and equity compensation arrangements for all employees. The Compensation Committee also makes recommendations to the Board with respect to amendments to our equity incentive plans. The Compensation Committee also reviews and recommends to the Board the compensation of directors. The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, compensation, accounting or other advisers as the Compensation Committee deems necessary to carry out its duties. For fiscal 2021, the Compensation Committee retained Compensation Strategies, Inc. to assist in a review of the executive compensation practices at a peer group of companies. As described further under “Executive Compensation — Independent Compensation Consultants” below, the compensation committee has assessed the independence of Compensation Strategies, Inc. and has concluded that its engagement of Compensation Strategies, Inc. does not raise any conflict of interest with the Company or any of its directors or executive officers. No other compensation consultants were retained for fiscal 2021.

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Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards.

The Corporate Governance and Nominating Committee makes recommendations to the Board regarding candidates for election as directors and is otherwise responsible for matters relating to the nomination of directors, including evaluating the “independence” of directors and director nominees against the independence requirements of the Nasdaq listing standards, SEC rules and other applicable laws. The Corporate Governance and Nominating Committee assists with the structure and membership of Board committees.

The Corporate Governance and Nominating Committee reviews our corporate governance policies and procedures and recommends to the Board changes it deems appropriate. The Corporate Governance and Nominating Committee also oversees the Board and committee self-assessment and director performance evaluation process.

Advisory Board

In September 2021, the Board established an Advisory Board to enhance the Company’s strategic development, acquire additional expertise of industry leaders, and enable former members of the Board or the Company’s management to continue to make significant contributions to the Company. Mr. Bruscha will serve as the Advisory Board’s first member and its Chair effective immediately following the Annual Meeting. The charter for the Advisory Board is available under the “About Us – Investor Relations” section of our website at www.lantronix.com.

Criteria for Director Nominees and Board Diversity

The Board believes that it should be composed of directors with diverse, complementary backgrounds and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their respective fields and have the ability to quickly grasp complex principles of business, finance and technology. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.

When considering a candidate for director, the Corporate Governance and Nominating Committee takes into account a number of factors, including the following:

•	Independence from management;

•	Depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

•	Education and professional background;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses as a director, executive or owner;

•	Personal conflicts of interest, if any; and

•	The size and composition of our existing Board.

In general, candidates who hold or who have held an established executive-level position in a technology company are preferred. The Board’s consideration of diversity as one of the criteria for director nominations is primarily focused on evaluating a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, given the then-existing composition of the Board as a whole. If Dr. Nguyen is elected as a director at the Annual Meeting, our Board will have two female directors and two diverse directors effective immediately following the Annual Meeting.

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When seeking candidates for director, the Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Corporate Governance and Nominating Committee may use the services of third party search firms to assist in the identification and review of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable. The Corporate Governance and Nominating Committee may also ask the candidate to meet with other members of the Board and with management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election. The Corporate Governance and Nominating Committee applies the same standards of review to all prospective candidates for director, regardless of who initially brings them to the Corporate Governance and Nominating Committee’s attention.

Code of Conduct and Complaint Procedures

We have adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct operates as a tool to help our directors, officers and employees understand and adhere to the high ethical standards we expect. The Code of Conduct is posted under the “About Us – Investor Relations” section of our website at www.lantronix.com. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at www.lantronix.com.

Concerns relating to accounting, internal controls or auditing matters should be brought to the attention of the Chair of the Audit Committee, and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

Securities Trading Policy/Hedging Prohibition

Our Insider Trading Policy prohibits directors, officers, and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. In addition, this policy is designed to ensure compliance with all insider trading rules.

Arrangements with Directors or Executive Officers

No arrangement or understanding exists between any of our directors or executive officers and any other person, pursuant to which any of them were selected as our director or executive officer.

Family Relationships

Mr. Bernhard Bruscha, our current Chairman of the Board, and Dr. Nguyen, a nominee for election to the Board at the Annual Meeting, are spouses. Mr. Bruscha is not standing for re-election at the Annual Meeting. Other than the foregoing, there are no family relationships among any of our directors, director nominees or executive officers.

No Legal Proceedings

There are no legal proceedings related to any of our directors or executive officers which must be disclosed pursuant to applicable SEC regulations.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with any director, the entire Board or any committee of the Board by sending a letter to the director, the Board or the committee, addressed to Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary. Unless the letter is marked “confidential,” our Corporate Secretary will review the letter, categorize it and forward it to the appropriate person. Any stockholder communication marked “confidential” will be logged as “received” and forwarded to the appropriate person without review.

Our Corporate Secretary will generally not forward communications that are unrelated to the duties and responsibilities of the Board or a committee of the Board, such as product or commercial inquiries or complaints, resumes and other job inquiries, surveys and general business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.

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Compensation of Non-Employee Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. In fiscal 2021, we provided the annual compensation described below to directors who are not employees of the Company or any of our subsidiaries (“non-employee directors”).

Cash Compensation

Under our Non-Employee Director Compensation Policy in effect during fiscal 2021, each non-employee director was entitled to receive the following cash compensation for board services, as applicable:

•	$36,000 annual retainer for service as a Board member;

•	$15,000 additional annual retainer for service as Chairman of the Board; and

•	$10,000 additional annual retainer for service as Chair of the Audit Committee, $7,500 additional annual retainer for service as Chair of the Compensation Committee and $5,000 additional annual retainer for service as Chair of the Corporate Governance and Nominating Committee.

In September 2021, the Board approved an increase in the additional annual retainers for the Chairman of the Board and the Chairs of the Board committees as follows: $20,000 for service as Chairman of the Board; $12,500 for service as Chair of the Audit Committee; $10,000 for service as Chair of the Compensation Committee; and $10,000 for service as Chair of the Corporate Governance and Nominating Committee.

Under the Non-Employee Director Compensation Policy, directors are not paid fees for service as members on any of our standing committees, apart from the Chair fees discussed above. Further, directors are not paid meeting fees, except that (1) each non-employee director will be paid a meeting fee of $1,000 for each Board meeting attended in person or by telephone in excess of 12 meetings during the fiscal year; and (2) each non-employee director will be paid a meeting fee of $1,000 for attending in person or by telephone each meeting of a standing committee of which he or she is a member in excess of 12 meetings per committee during the fiscal year. Mr. Bruscha, our Chairman of the Board, has waived his right (until further notice from him to the Company) to receive cash compensation (other than reimbursement of expenses) for serving as a director and as Chairman of the Board.

Equity Award Program

Under our Non-Employee Director Compensation Policy in effect during fiscal 2021, our non-employee directors receive initial and annual equity awards under our 2020 Plan. Each non-employee director is given the choice of receiving either 25,000 non-qualified stock options or 10,000 RSUs, which the Board grants upon the non-employee director’s election at each annual meeting of stockholders. Options granted to non-employee directors (1) vest monthly at the rate of 1/12 of the shares underlying the option per month, such that 100% of the shares will be fully vested on the first anniversary of the grant date; (2) have a seven year term; and (3) have a two-year post-separation exercise period. RSUs granted to non-employee directors vest as to 50% of the shares underlying the award six months after the grant date and 50% on the one-year anniversary of the grant date. If a non- employee director is not re-elected to the Board at an annual meeting of stockholders, then any remaining unvested options or RSUs will immediately vest as of the day of the annual meeting. If a non-employee director is appointed at a time other than at the annual meeting of stockholders, the number of options or RSUs is pro-rated based upon the amount of time that has elapsed since our most recent annual meeting of stockholders.

In September 2021, the Board amended our Non-Employee Director Compensation Policy to provide that the equity award granted to each non-employee director at our annual meeting of stockholders, effective as of the 2021 annual meeting, will be in the form of RSUs and the number of RSUs for each grant will be determined by dividing $60,000 by the average of the closing prices of a share of our common stock for the last 30 trading days of the fiscal quarter preceding the fiscal quarter in which the grant is made. Each such RSU award will be scheduled to vest as to 50% of the award six months after the grant date and as to the other 50% of the award on the earlier of the first anniversary of the grant date and the day immediately preceding the next annual meeting of stockholders. If a non-employee director is appointed to the Board other than at the time of an annual meeting of stockholders, the director will receive an initial award of RSUs with a value as of the grant date of $60,000 applying the methodology described above and pro-rated based on the period of the director’s service on the Board during the one-year period following the last annual meeting. This initial award will be scheduled to vest in two installments on the same vesting dates as the annual awards granted to non-employee directors at the last annual meeting (with the RSUs subject to the award allocated proportionately between the two vesting dates based on the director’s period of service on the Board), or if the initial award is granted more than six months after the last annual meeting, the award will be scheduled to vest in one installment on the earlier of the first anniversary of the date of the last annual meeting and the day immediately preceding the next annual meeting. In addition, if a change in control of the Company occurs, all annual and initial grants of RSUs to non-employee directors that are then outstanding will vest in full upon (or immediately prior to) the closing of the transaction.

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The Board may change the terms of our director compensation program from time to time.

Reimbursements

Under the Non-Employee Director Compensation Policy, non-employee directors will be reimbursed for their reasonable out of pocket expenses, including travel expenses incurred to attend meetings up to a maximum of $2,000 per meeting requiring travel. We provided Mr. Bruscha a travel stipend of $8,000 to cover expenses relating to attendance at in-person meetings.

Non-Employee Director Compensation Table

The table below sets forth the compensation earned by our non-employee directors during fiscal 2021. The compensation paid to Mr. Pickle, who is also employed by us, is presented below in the Summary Compensation Table and the related explanatory tables. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as directors.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)	($)(1)(2)(6)	($)(1)(2)(6)	($)	($)
Bernhard Bruscha (3)	–	–	70,980	8,000	78,980
Bruce C. Edwards (4)	14,500	–	–	–	14,500
Margaret A. Evashenk	41,000	44,100	–	667	85,767
Paul F. Folino	41,000	44,100	–	–	85,100
Martin Hale, Jr. (5)	9,000	–	–	–	9,000
Hoshi Printer	46,000	–	70,980	–	116,980

(1)	The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 7 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K, which was filed with the SEC on September 11, 2020.

(2)	In accordance with our Non-Employee Director Compensation Policy, following the Company’s 2020 annual meeting of stockholders (1) Messrs. Bruscha and Printer were each granted an option to purchase 25,000 shares of our common stock at an exercise price of $4.41 per share, which was equal to the closing price of our common stock on the grant date; and (2) Mr. Folino and Ms. Evashenk were each awarded 10,000 RSUs. Mr. Hale holds the equity awards granted to him by the Company, and any shares of common stock issuable upon vesting and settlement thereof, for the benefit of Hale Capital Partners, LP.

(3)	Mr. Bruscha elected not to receive a cash fee for his services on the Board during fiscal 2020. Mr. Bruscha was provided a travel stipend of $8,000.

(4)	Mr. Edwards retired from the Board effective November 3, 2020 (the date of our 2020 annual meeting of stockholders).

(5)	Mr. Hale resigned from the Board effective August 28, 2020.

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(6)	Outstanding Non-Employee Director Equity Awards at 2021 Fiscal Year End

The following table shows the total number of RSUs outstanding, and total number of shares of our common stock subject to outstanding stock options, as of June 30, 2021 for each person who served as a non-employee director during fiscal 2021:

	RSUs Outstanding	Option Awards Outstanding
Name	(#)	(#)
Bernhard Bruscha	–	150,000
Bruce C. Edwards	–	–
Margaret A. Evashenk	5,000	–
Paul F. Folino	5,000	–
Martin Hale, Jr.	–	–
Hoshi Printer	–	125,000

Director Stock Ownership Requirements

The Board encourages its members to acquire and hold stock in the Company to link the interests of the directors to the stockholders. The Board has adopted stock ownership guidelines for the non-employee directors of the Company. Under the guidelines, our non-employee directors are each expected to own shares of our common stock with a value equal to three times the annual cash retainer for such director. Progress toward the achievement of these ownership guidelines is based on shares purchased in the open market, or acquired through option exercises or vesting of RSUs. The value of the shareholdings is based on the greater of (1) the closing price of a share of our common stock as of the most recent fiscal year end, or (2) the acquisition value of the shares, determined based upon the purchase price for open market purchases and the fair market value of shares on the date of issuance in the case of shares issued upon the exercise of stock options or settlement of RSUs. The guidelines provide that non- employee directors are expected to establish the minimum ownership levels within five years of adoption of the guidelines or within five years of appointment as a new non-employee director of the Company. Neither the Board nor the Compensation Committee has established stock ownership guidelines for members of the Board who are employees of the Company.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of five directors. The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved, the nomination of the following five nominees for election as directors at the Annual Meeting, each to serve a one-year term until the 2022 annual meeting of stockholders and until the director’s successor has been duly elected and qualified, or until the director’s earlier resignation or removal: Paul Pickle, Margaret A. Evashenk, Paul F. Folino, Heidi Nguyen and Hoshi Printer. Dr. Nguyen is not currently a director of the Company and will stand for election to the Board for the first time at the Annual Meeting.

Mr. Bernhard Bruscha, founder of Lantronix and our current Chairman of the Board, is not standing for re-election at the Annual Meeting. Dr. Nguyen, who is Mr. Bruscha’s spouse, is Vice President of TL Investment GmbH and is expected to continue to represent TL Investment, GmbH as a continuing major stockholder of the Company. Dr. Nguyen was initially identified as a potential director nominee by Mr. Folino, Chair of the Corporate Governance and Nominating Committee, which was followed up with a discussion of Dr. Nguyen at a full Committee meeting. Each member of the Corporate Governance and Nominating Committee then followed up and interviewed Dr. Nguyen, as did Paul Pickle, the Company’s Chief Executive Officer. The Corporate Governance and Nominating Committee had further discussions about Dr. Nguyen as a potential candidate at a Committee meeting and then unanimously recommended Dr. Nguyen to the Board as a director nominee for election at the Annual Meeting. The Board, in turn, discussed and unanimously approved the Corporate Governance and Nominating Committee’s recommendation.

Other than Dr. Nguyen, each of the nominees presently serves as a director and has served continuously as a director since the date indicated in the nominee’s biography below. All nominees have consented to be named and have indicated their intent to serve if elected.

Information About the Director Nominees

The following table sets forth certain information, in each case as of October 6, 2021, concerning the nominees for director:

Name	Age	Director Since	Position With Lantronix
Paul Pickle	51	2019	President, Chief Executive Officer and Director
Margaret A. Evashenk	55	2019	Director
Paul F. Folino	76	2012	Director
Heidi Nguyen	56	–	Director Nominee
Hoshi Printer	79	2010	Director

Mr. Bruscha, our current Chairman of the Board, is not standing for re-election at the Annual Meeting. The Board currently expects to appoint a new independent Chairman of the Board immediately following the Annual Meeting.

The following is a description of the business experience, qualifications, skills and educational background of each of the director nominees, including each nominee’s relevant business experience:

Paul Pickle has served as our President and Chief Executive Officer, and as a member of our Board, since April 2019. Before joining the Company, Mr. Pickle served as President and Chief Operating Officer of Microsemi Corporation, a leading provider of semiconductor and system solutions, from November 2013 until Microsemi was acquired by Microchip Technology Inc. in May 2018. Prior to his position as President and Chief Operating Officer, he served Microsemi as Executive Vice President, leading business operations of the company’s Integrated Circuits group, where he played an integral role in the planning, developing, and execution of Microsemi’s leading edge IC solutions for communications, industrial, aerospace, and defense/security markets.

Mr. Pickle possesses significant experience in our industry and contributes detailed day-to-day knowledge of our Company’s strategy and operations to the Board.

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Margaret A. Evashenk has served as a member of our Board since August 2019. Ms. Evashenk served from December 2018 as Chief Executive Officer, and from October 2018 as a director, of Kazan Networks, a privately held startup that designs and sells a range of storage semiconductor and board-level products, until Kazan’s acquisition by Western Digital Corporation in September 2019. In addition, since 2015 she has served as a Member of the Advisory Board of minds.ai., a Deep Learning software company, and since 2020, as a Member of the Advisory Board of Burlywood Technology, a flash storage software company. From April 2015 to June 2018, Ms. Evashenk served as a director of Open-Silicon, a private semiconductor company which was sold to SiFive in June 2018. She was also an Entrepreneur in Residence from October 2017 to August 2018 at SKTA Innopartners and Vonzos Partners, where she mentored portfolio companies and evaluated start-up companies. Between October 2006 and December 2014, Ms. Evashenk held various positions at Emulex Corporation, including SVP and Chief Development Officer, where she was responsible for leading Emulex’s global engineering teams. Prior to joining Emulex, from 1989 to 2006 Ms. Evashenk held a variety of engineering and management positions at Hewlett-Packard, Agilent Technologies and Sierra Logic, Inc., a company she co-founded.

Ms. Evashenk’s 32 years of experience in the technology industry, including multiple roles ranging from design, engineering and operations to managerial and board level positions, enable Ms. Evashenk to provide our Board important insight into the issues faced by our Company and our industry.

Paul F. Folino has served as a member of our Board since 2012. Mr. Folino currently serves as Lead Director on the board of directors of Commercial Bank of California, a full-service FDIC-insured community bank. Mr. Folino served in a number of board and executive positions at Emulex from 1993 to May 2015 when Emulex was acquired by Avago Technologies, including as Emulex’s Executive Chairman of the Board from September 2006 to November 2011; as Chief Executive Officer from May 1993 to September 2006; and as Chairman of the Board from 2002 to 2006 and from November 2011 to July 2013. Prior to joining Emulex, Mr. Folino served as President and Chief Operating Officer of Thomas-Conrad Corporation, a manufacturer of local area networking products from 1991 to 1993. He also previously served on the board of directors of CoreLogic, Inc., a provider of consumer, financial and property information, analytics and services to business and government, from July 2011 to June 2021 and as its Chairman of the Board from July 2014 to June 2021. He also served on the board of directors of Microsemi Corporation, a provider of semiconductor solutions, from 2004 until its sale in May 2018.

Mr. Folino’s experience as director of several public companies and his prior experience as an executive in the technology industry provide him with the skills and qualifications to serve on our Board.

Heidi Nguyen is currently an Associate Faculty and Subject Matter Expert at Malcolm Baldrige School of Business, Post University, Minnesota, a position she has held since April 2013. From May 2013 to July 2017, Dr. Nguyen was an Associate Faculty and Subject Matter Expert at the ESB Business School of Reutlingen University in Germany. In addition, Dr. Nguyen has served as Vice President of TL Investment GmbH since 2013 and a director of TL Investment GmbH since 2005. Prior to joining TL Investment GmbH, from 1996 to 2002, Dr. Nguyen worked in various industries at different positions for private and public companies, including as Assistant Controller of Zelman Development from 2000 to 2002 and as Accounting Manager of Diversified Imaging Supply from 1998 to 2000.

Dr. Nguyen was nominated to serve on our Board because of her experience in accounting and finance and her position at TL Investment GmbH, the Company’s largest stockholder.

Hoshi Printer has served as a member of our Board since 2010. Mr. Printer’s background includes four decades of relevant general and financial management experience, including serving as Chief Financial Officer for several technology companies, including the following: Autobytel, an online automotive marketplace; Peerless Systems Corporation, an embedded imaging systems company; Neuron Data, a developer of high-end, client-server, object- and web-oriented tools; Soane Technologies, an ophthalmic and bioscience business; and Catalytica, a developer of environmental technology. From 2005 to 2010, Mr. Printer was a Chief Financial Officer consultant. His clients included Private Access, Inc., a technology company, Avamar Technologies, Inc., a provider of enterprise data storage software, and Path 1 Network Technologies, a provider of television over IP technology to broadcasters. Mr. Printer also served as the divisional Vice President of Finance for Xerox Corporation.

Mr. Printer’s financial expertise, exemplified by his background and experience in a number of companies as a senior financial officer, and his broad experience with technology companies make him a valuable asset to the Board and qualify him to serve as an audit committee financial expert and Chair of the Audit Committee.

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Required Vote

A director nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected to the Board. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. Abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FIVE NOMINEES SET FORTH ABOVE.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accountants for our fiscal year ending June 30, 2022. On November 3, 2020, Squar Milner LLP formally notified the Company that, as a result of Squar Milner’s combination with Baker Tilly effective on November 1, 2020, Squar Milner was resigning, effective immediately, as our independent registered public accountants. Also on November 3, 2020, Baker Tilly, as successor in interest to Squar Milner, was engaged as our independent registered public accountants.

Representatives of Baker Tilly are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accountants any time during the year if the Audit Committee determines that the change would be in our best interests.

Fees Paid to the Principal Accountants

The following table presents the aggregate fees billed for each of the last two fiscal years for professional services rendered by Squar Milner LLP and its successor Baker Tilly:

	Year Ended June 30,
Fee Category	2021	2020
Audit fees	$192,500	$276,000
Audit-related fees	25,000	26,500
Tax fees	175,500	89,700
All other fees	–	–
Total fees	$393,000	$392,200

Audit Fees. Consist of fees billed for (i) professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, (ii) additional reviews of our consolidated financial statements related to our two acquisitions of Intrinsyc Technologies Corporation in January 2020 and the Transition Networks and Net2Edge businesses of Communications Systems, Inc. in August 2021, and (iii) other services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” These fees were related to the audits of our 401(k) employee benefit plan and our 2013 Employee Stock Purchase Plan.

Tax Fees. Consist of fees billed for professional services, including tax advice, tax planning, preparation of returns relating to federal, state and international taxes and certain transfer pricing matters.

All Other Fees. There were no fees billed by our independent registered public accountants for other services in fiscal 2021 or fiscal 2020.

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Pre-Approval of Services

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by our independent registered public accountants has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. At least annually, the Audit Committee reviews and pre-approves the services that may be provided by our independent registered public accountants without obtaining specific pre-approval from the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accountants to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre- approval decisions to the Audit Committee at its next scheduled meeting. The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Our Audit Committee pre-approved all audit, audit-related, tax and other services performed by Squar Milner LLP and its successor Baker Tilly, as applicable, in fiscal 2020 and in fiscal 2021.

Required Vote

Approval of the non-binding, advisory proposal to ratify the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2022 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2022.

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PROPOSAL 3

ADVISORY APPROVAL OF COMPENSATION FOR NAMED EXECUTIVE OFFICERS

At the Annual Meeting, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers, which is described in the section titled “Executive Compensation” in this proxy statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of the Company hereby approve the compensation paid and payable to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion set forth under the section titled ‘Executive Compensation’ in this proxy statement.”

Our executive compensation program is designed to provide a competitive level of compensation necessary to align the financial interests of our executives with those of our stockholders, to motivate our executives to achieve short-term and long-term corporate goals that the Compensation Committee believes will enhance stockholder value, and to attract and retain talented and experienced executives. In order to align executive pay with both our performance and our stockholders’ interests, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs, to make executive pay dependent on our performance (or “at risk”), and in the case of equity awards a value dependent on our stock price. In addition, we intend that as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of that executive officer’s total compensation deemed “at risk” should increase.

We urge our stockholders to read the Executive Compensation section of this proxy statement, which more thoroughly discusses how our compensation philosophy is implemented through our compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

We are requesting stockholder approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement, pursuant to the SEC’s compensation disclosure rules. This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the stockholder vote on this proposal when assessing any potential changes to our compensation philosophy and policies.

The Company’s current policy is to provide our stockholders with an advisory vote on the compensation paid to our named executive officers each year at the annual meeting of stockholders. It is expected that the next advisory vote on the compensation paid to our named executive officers will be held at the 2022 annual meeting of stockholders.

Required Vote

The non-binding, advisory approval of the compensation paid to our named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non- votes will not be counted in determining the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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EXECUTIVE COMPENSATION

The following section describes the material elements of compensation paid to our “named executive officers” and should be read together with the compensation tables and related disclosures set forth below. In general, our named executive officers consist of all individuals who served as our principal executive officer during the fiscal year and our two other most highly compensated individuals serving as executive officers on the last day of the fiscal year. Individuals who served as executive officers during the fiscal year but are no longer serving as executive officers at the end of the fiscal year may also need to be included as named executive officers in certain circumstances.

For fiscal 2021, our named executive officers were: Paul Pickle, our President and Chief Executive Officer; Jeremy R. Whitaker, our Chief Financial Officer; and Roger Holliday, our Vice President of Worldwide Sales.

Executive Summary

Our compensation program is designed to drive behavior that aligns executive pay with stockholder interests through pay-for-performance outcomes consistent with the company’s transformation and growth strategy, at levels that allow us to attract and retain high quality talent. Our executive compensation philosophy reflects a combination of rigorous performance goals and short- and long-term incentive opportunities. We engage the services of an independent outside compensation consultant in developing our executive compensation program.

The executive compensation program approved by our Compensation Committee includes the following elements:

	Pay Component	Role	Performance Metric and Description
Short Term Incentive	Base Salary	Provides a competitive fixed annual income	Reviewed annually and adjusted based on competitive market practices and individual performance	Fixed
	Annual Bonus Program	Variable cash component designed to encourage performance to annual objectives which support the long-term strategy

Metrics for FY21 include:

•         Organic Revenue Growth

•         Inorganic Revenue Growth

•         Non-GAAP Earnings Per Share

Actual payout is capped at 50% of non-GAAP income, calculated before the foregoing payouts, and in all cases at 200% of target.

Variable / At- Risk
Long Term Incentive	Performance- Based Restricted Stock Units (PSUs)	Aligns interest of executives with those of shareholders; provides retention value and motivates executives to build long-term shareholder value

Metrics for vesting PSUs in FY21 include:

•         Revenue (or Revenue Growth for PSUs granted in FY20)

•         Non-GAAP Earnings per Share (or Non-GAAP Earnings per Share Growth for PSUs granted in FY20)

Other than new-hire grants, equity awards granted to executives in FY20 and FY21 have been 100% performance-based.

Vesting is over 3 years.

	Time-based Restricted Stock Units (RSUs) and Stock Options	Provides retention value and motivates executives to build long-term shareholder value	Normally granted to executives at the time of hiring.

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The Compensation Committee believes that executive compensation should be based primarily on objectively determinable factors, both for the Company on its own, as well as in comparison to peer companies. The Compensation Committee also believes that executive compensation should have a component based additionally, although not primarily, on subjective factors, such as leadership, how well each executive helps the Company achieve its strategic goals, each executive’s ability to attract, retain and develop key talent, and how each executive’s efforts contribute to enhancing the Company’s relationship and status with the investor community. The use of both objective and subjective factors, however, does not prevent the Compensation Committee from adjusting compensation up or down if, after considering all of the relevant circumstances, it believes total compensation can be structured to better serve our stockholders’ interests.

We also believe that stockholder interests are further served by other executive compensation-related practices that we follow. These practices include:

✓	Long-Term Equity Incentives. All of our equity incentive awards have multi-year vesting and/or performance requirements. With the exception of new hire equity grants, almost all equity awards granted to our executives over the last three fiscal years are subject to performance-based vesting as well as continued employment.

✓	No Material Perks. We do not provide significant perquisites.

✓	No Tax Gross-Ups. We do not pay taxes on our executives’ behalf through “gross-up” payments (including excise tax gross-up payments in connection with a change in control transaction).

✓	No Single-Trigger Benefits. Our executives’ change in control arrangements have a double-trigger provision (benefits require both a change in control and termination of employment) rather than a single-trigger provision (under which benefits are triggered automatically by any change in control).

✓	No Re-Pricing of Stock Options. We prohibit re-pricing of “underwater” stock options (stock options where the exercise price is below the then-current market price of our stock) without stockholder approval.

✓	Clawback Policy. The Company maintains a “clawback” policy that allows our Board of Directors or the Compensation Committee to require reimbursement or cancellation of awards or payments made under our cash and equity incentive plans to the Company’s officers in certain circumstances where the amount of the award or payment was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with applicable securities laws.

✓	Anti-Hedging Policy. Our Stock Trading Guidelines prohibit our officers and directors from engaging in hedging transactions in relation to the Company’s stock or equity awards (including unvested equity awards) as collateral for any margin account or other form of credit arrangement.

✓	Anti-Pledging Policy. Our Stock Trading Guidelines prohibit our officers and directors from pledging any Company stock that they own.

✓	Stockholder Engagement. We seek annual stockholder feedback on our executive compensation program.

✓	Independent Compensation Consultant. Our Compensation Committee retains an independent compensation consultant for independent advice and market data.

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Compensation Philosophy and Objectives of the Compensation Program

Our executive compensation program is based on principles designed to:

•	align financial interests of executives and stockholders;

•	pay for performance; and

•	attract, motivate and retain top executive talent.

The Compensation Committee’s decisions on target compensation for specific individuals are also influenced by a variety of factors, including title and level of responsibility, Company and individual performance, peer group data, prior compensation and general business conditions.

Role of the Compensation Committee

Our Compensation Committee was appointed by the Board and consists entirely of directors who our Board has determined are independent directors under the Nasdaq listing standards and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving our compensation philosophy;

•	reviewing all executive compensation plans and structures, including that of our executive officers and other members of senior management;

•	reviewing the risks arising from our compensation policies;

•	approving the individual compensation paid to our executive officers and other members of senior management, including our named executive officers;

•	administering our equity incentive plans;

•	approving annual cash incentive program performance metrics as well as payouts thereunder; and

•	reviewing other executive benefit plans, including perquisites.

Our Compensation Committee also analyzes the alignment of our overall executive compensation package with our compensation philosophy and objectives.

How Compensation Decisions Are Made

The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our financial performance.

The Compensation Committee makes all decisions for the total direct compensation – that is, base salary, cash incentive awards under our incentive bonus plan, and stock-based awards – of our executive officers and other members of our senior management, including the named executive officers.

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At the request of the Compensation Committee, our Chief Executive Officer and other officers may attend meetings of the Compensation Committee or meetings of our Board at which executive compensation is discussed. The Compensation Committee considers the recommendations from our Chief Executive Officer with respect to executive compensation. In making recommendations, our Chief Executive Officer receives input from our Chief Financial Officer. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation.

The Compensation Committee may also engage independent compensation consultants to assist the Compensation Committee in its duties, including providing advice regarding industry trends and benchmarking information relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent and other similarly situated companies.

When considering a proposed compensation package for an executive officer, the Compensation Committee considers both the compensation package as a whole and each element of total compensation. For example, before determining officer compensation, the Compensation Committee reviews, for each executive, each element of compensation paid in the prior fiscal year, including base salary, incentive bonus, and the value of equity awards, information regarding equity awards made in prior periods, and competitive market data. The Compensation Committee uses this information to assess the overall effect and long- term implications of compensation decisions, rather than viewing individual decisions in isolation.

2020 Say-On-Pay Vote

At our 2020 annual meeting of stockholders, our stockholders approved, on a non-binding, advisory basis, the compensation paid to our named executive officers described in our 2020 proxy statement. Approximately 86.0% of the votes cast on the matter were voted in favor of this “say-on-pay” approval. The Board and the Compensation Committee considered the voting results and high level of stockholder support when establishing our executive compensation programs for fiscal 2021.

Independent Compensation Consultants

The Compensation Committee has the authority to retain independent advisors to assist it in the compensation-setting process and receive funding to engage such advisors. The Chair of the Compensation Committee, in consultation with other Compensation Committee members, defines the scope of any advisor’s engagement and related responsibilities.

The Compensation Committee engaged Compensation Strategies, Inc. (“Compensation Strategies”) in fiscal 2021 to assist in a review of the executive compensation practices at a peer group of companies. The compensation consultants from Compensation Strategies have no other direct or indirect business relationships with us. The Compensation Committee has assessed the independence of Compensation Strategies and concluded that its engagement of Compensation Strategies does not raise any conflict of interest with the Company or any of its directors or executive officers.

Compensation Peer Group

As noted above, the Compensation Committee selects a peer group of companies each year with input from its independent compensation consultant to help evaluate our executive compensation program. In February 2021, the Compensation Committee identified the following companies as the peer group for fiscal 2022:

Airgain, Inc.	Identiv, Inc.	PowerFleet, Inc.
BK Technologies Corporation	Iteris, Inc.	RF Industries, Ltd.
Clearfield, Inc.	Luna Innovations Incorporated	Smith Micro Software, Inc.
Communications Systems, Inc.	Mitek Systems, Inc.	Sonim Technologies, Inc.
Digi International Inc.	Ooma, Inc.	Vislink Technologies, Inc.
EMCORE Corporation	PCTEL, Inc.	Wireless Telecom Group, Inc.
Frequency Electronics, Inc.

Components of Executive Compensation

Our Compensation Committee utilizes three main components for executive officer compensation: base salary, a cash incentive bonus, and long-term equity-based awards. Our compensation program is designed to balance our need to provide our executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries.

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There is no pre-established policy for allocating between cash and non-cash or short-term and long-term compensation. In determining the allocation each year among base salary, annual cash incentive bonus, and long-term equity-based awards, the Compensation Committee considers our short-term and long-term business objectives, competitive trends within our industry, and each named executive officer’s current and prior compensation.

An important guiding principle for our executive compensation program is our belief that it benefits our stockholders for executive management’s compensation to be tied to our short-term and long-term performance, so that a significant portion of each executive officer’s compensation is tied to the achievement of our goals and objectives. As a result, “at risk” compensation makes up a significant portion of our executives’ compensation.

Base Salaries

Base salaries for our executive officers are set with regard to a number of factors, including the executive’s title and responsibilities within the Company, the executive’s performance in recent periods, the executive’s potential for continued development within the organization, an assessment of peer group data, and internal parity with other executives. The base salary levels for each executive officer, and any increases or decreases to those levels, are reviewed and approved each year by the Compensation Committee.

In May 2021, the Compensation Committee determined that the fiscal 2022 base salaries for the named executive officers would remain the same as in fiscal 2021 as shown in the following table:

Name	Fiscal 2022 Base Salary

Paul Pickle	$400,000
Jeremy R. Whitaker	$255,000
Roger Holliday	$250,000

Annual Cash Incentive Program

Our Compensation Committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve annual performance goals. To that end, we have established an annual cash bonus program (the “Bonus Program”) in order to align executives’ goals with our financial, strategic and tactical objectives for the current year.

Selected employees, including all of our named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus, generally expressed as a percentage of the participant’s base salary, the payment of which is conditioned on the achievement of certain performance goals and objectives established by the Compensation Committee. Bonuses paid under the Bonus Program, if any, may be based upon achievement of performance goals for two independent semi-annual performance periods, corresponding with the first and second half of the fiscal year, respectively (each, a “Performance Period”).

The Compensation Committee generally sets the corporate performance goals at “target” levels the Compensation Committee believes are challenging, but reasonable, for management to achieve, with reduced or increased bonus opportunities for performance below or above, as the case may be, the targeted level.

At the end of each Performance Period, the Compensation Committee determines the level of Company achievement with respect to the specified goals. The Compensation Committee retains discretion to make appropriate adjustments to the performance goals for the effects of events that were not anticipated in establishing the performance goals, to exclude one-time or non-recurring expenses in calculating achievement of performance goals, and to make other adjustments to the bonuses that otherwise would be payable based on actual performance. Final bonus levels are then based on those determinations.

Under the Bonus Program, the maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period (the “Bonus Pool”) is limited to a percentage of our earnings before interest, taxes, depreciation, amortization, and share-based compensation excluding (1) the impact of non-recurring charges or gains, consistent with the approach used for reporting “Non-GAAP Net Income” in our quarterly earnings releases, and (2) the total amount of bonus payments earned under the Bonus Program for the Performance Period. If the Bonus Pool during a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus is ratably reduced. Actual bonuses are generally paid to the executives in the quarter following the completion of a Performance Period.

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For fiscal 2021, the Compensation Committee determined that annual bonuses would be based on achievement of specified levels of “organic revenue” (i.e. excluding revenue derived from any companies acquired after the adoption of the bonus program) and non-GAAP earnings per share (“non-GAAP EPS”) for the fiscal year. The Compensation Committee believes revenue and non-GAAP EPS to be good indicators of our success, given the market in which we compete. In addition, they are metrics that management can calculate and communicate to employees throughout the applicable Performance Period. The goals were weighted 60% towards the revenue goal and 40% towards the non-GAAP EPS goal. If, at the end of the first two quarters of fiscal 2021, the Company was on pace to achieve at least the target level of revenue and non-GAAP EPS for the fiscal year shown in the table below, the Compensation Committee could approve a partial bonus payment of up to 50% of a participant’s target bonus amount for the year (with the final bonus to be awarded at the end of the fiscal year to be reduced by the amount of such partial payment).

The revenue and non-GAAP EPS goals for fiscal 2021, which apply to all participants (including each of the named executive officers), and the payout percentages are set forth in the table below (with the percentage determined by linear interpolation for performance between the levels indicated in the table).

Revenue for the FY21 Performance Period (60%)*	Non-GAAP EPS for the FY21 Performance Period (40%)	Payout Percentage (% of Target Bonus)
Less than $69,000,000	Less than $0.12	0%
$69,000,000	$0.12	75%
$72,000,000	$0.14	100%
$73,750,000	$0.16	125%
$75,500,000	$0.18	150%
$77,250,000	$0.20	175%
$79,000,000 or more	$0.22 or more	200%

* - If the Company’s total revenue for fiscal 2021 (including revenue derived from any companies acquired after the bonus program was adopted) was $90,000,000 or more, the payout percentage for the revenue metric would be 200%.

Bonuses under the Bonus Program for fiscal 2021 were capped at 200% of target, and the total payout for all bonuses awarded for fiscal 2021 was limited to 50% of the Company’s non-GAAP income for the fiscal year (before taking the bonuses into account). In addition, the Company’s practice is to accrue during the fiscal year a pool that will be available to pay bonuses under the Bonus Program at the end of the year. To the extent the total payout under the Bonus Program exceeds the bonus pool accrued during the year, the bonuses awarded under the program may be capped at the bonus pool amount.

The Compensation Committee established the following target and maximum bonus amounts for the named executive officers under the Bonus Program:

		Target Bonus		Incentive Mix		Maximum Payout
	Fiscal 2021 Base Salary	% of Salary	Dollars	Revenue	Non-GAAP EPS	% of Salary	Dollars
Paul Pickle	$400,000	85%	$340,000	60%	40%	170%	$680,000
Jeremy R. Whitaker	$255,000	55%	$140,250	60%	40%	110%	$280,500
Roger Holliday	$250,000	40%	$100,000	60%	40%	80%	$200,000

In February 2021, the Compensation Committee determined that no bonus would be paid for the first half of the fiscal year as the Company was not then on pace to achieve the target revenue and non-GAAP EPS levels noted above. In September 2021, the Compensation Committee determined that the Company’s revenue for fiscal 2021 was $71,477,000, and that the Company’s non-GAAP EPS for fiscal 2021 was $0.19. Based on these performance results, the payout percentage would have been 122.4% of the target bonus. However, based on the bonus pool accrued by the Company during fiscal 2021 as described above, the Compensation Committee determined that the payout percentage for the Bonus Program was capped at 98.49% of target. The Compensation Committee also determined that the Company’s non-GAAP income for fiscal 2021 was sufficient to fund payouts under the Bonus Program at that level.

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Mr. Pickle then requested, and the Compensation Committee agreed, that the amount that would otherwise have been awarded to Mr. Pickle under the Bonus Program based on the results above would be reduced by approximately $136,000 and that this amount would be reallocated on a discretionary basis by the Compensation Committee to other members of the management team. The table below sets forth the voluntary reduction in Mr. Pickle’s bonus and the related adjustment by the Compensation Committee of the other named executive officers’ bonuses:

	Preliminary
	FY21	Final FY21	Final FY21
	Bonus (98.49%	Bonus (% of	Bonus (Dollar
Name	of Target)	Target)	Amount)
Paul Pickle	$334,866	58.40%	$198,495
Jeremy R. Whitaker	$138,132	114.10%	$160,000
Roger Holliday	$98,490	140.00%	$140,000

Equity Awards

We believe that providing a significant portion of our executive officers’ total compensation opportunity in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, executives receive a stake in our financial future and the values realized in the long term depend on the executives’ ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market.

Our Compensation Committee administers our equity incentive plans and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. We have typically used two forms of equity for long-term equity incentive compensation for our executive officers: stock options and RSUs. The Compensation Committee annually evaluates its equity compensation program to determine whether to issue either RSUs, stock options, a combination thereof, or other types of equity awards. In fiscal 2020, we began granting awards of RSUs that are subject to performance-based vesting requirements as described below (“PSUs”).

Stock options are granted with an exercise price equal to the closing price of our common stock on Nasdaq Stock Market on the date of grant (or as of the most recent trading day if the grant date is not a trading day). Stock options generally have a seven-year contractual term. Options and RSUs granted to employees, including our named executive officers, typically vest over four years. In fiscal 2020, we also began granting RSUs that vest based on our achievement of specific performance goals as well as the executive’s continued service with the Company.

Grant of Fiscal 2021 PSU Awards. In November 2020, the Compensation Committee approved an award of PSUs to each of the named executive officers, with the target number of PSUs subject to these awards as follows: Mr. Pickle - 80,000 PSUs, Mr. Whitaker - 60,000 PSUs, and Mr. Holliday – 45,000 PSUs. The vesting of each award is subject to the Company’s performance over each of fiscal 2021, fiscal 2022 and fiscal 2023, with one-third of the target number of PSUs for the award allocated to each performance period, as well as the executive’s continued employment with the Company. The percentage of the target number of PSUs that vest for each performance period is determined 60% based on the Company’s revenue for the applicable period and 40% based on the Company’s non-GAAP EPS for the performance period. In no event will an award vest more than 150% of the target number of PSUs subject to the award.

When it approved these grants in November 2020, the Compensation Committee provided that the vesting percentage for the PSUs allocated to the fiscal 2021 performance period would be determined in accordance with the following table (with the percentage determined by linear interpolation for performance between the levels indicated in the table):

Revenue for the FY21 Performance Period (60%)	Non-GAAP EPS for the FY21 Performance Period (40%)	Vesting Percentage
$69,000,000 or less	$0.17 or less	0%
$72,000,000	$0.20	50%
$75,000,000	$0.22	100%
$79,000,000 or more	$0.26 or more	150%

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In September, 2021, the Compensation Committee reviewed the Company’s financial results for fiscal 2021 and determined that those results did not reflect significant orders that the Company received during the fiscal year that would have been filled in the ordinary course, but that, largely due to the impact of the COVID-19 pandemic on the Company’s supply chain, were not filled until after the end of the fiscal year. The Compensation Committee also determined that the Company’s financial results were impacted by expedite fees and other supply chain costs driven by the pandemic. As these factors were not contemplated at the time the performance goals for the fiscal 2021 performance period were established, the Compensation Committee determined it would be appropriate to adjust the performance results for fiscal 2021 used to determine vesting of the PSUs allocated to that performance period to take into account the impact of the COVID-19 pandemic.

Accordingly, the Compensation Committee determined that, after applying these adjustments, the Company’s revenue for fiscal 2021 was approximately $76,800,000 (as opposed to $71,477,000 before giving effect to the adjustment) and the Company’s non-GAAP EPS for fiscal 2021 was $0.32 (as opposed to $$0.19 before giving effect to the adjustment). These adjusted financial results would produce a vesting percentage of 122% of the target number of PSUs allocated to the revenue metric and 150% of the target number of PSUs allocated to the non-GAAP EPS metric (as opposed to vesting percentages of 41.3% for revenue and 33.3% for non-GAAP EPS that would have applied based on the pre-adjustment financial results). The Compensation Committee then determined that it would be appropriate, taking into account all the facts and circumstances (including balancing the actual performance results of the Company with the performance results as adjusted to mitigate the impact of the COVID-19 pandemic), to cap the vesting percentage for the PSUs granted during fiscal 2021 and allocated to the fiscal 2021 performance period at the greater of (i) the vesting level determined based on actual performance (without giving effect to the adjustment described above) and (ii) the target number of PSUs allocated to the fiscal 2021 performance period. Accordingly, each executive’s award vested as to 100% of the target number of PSUs allocated to the fiscal 2021 performance period.

Vesting of Fiscal 2020 PSU Awards During Fiscal 2021. In October 2019, the Compensation Committee approved an award of PSUs to each of Messrs. Pickle and Whitaker, with the target number of PSUs being 500,000 PSUs for Mr. Pickle and 75,000 PSUs for Mr. Whitaker. The vesting of each award is subject to the Company’s performance over each of fiscal 2020, fiscal 2021 and fiscal 2022, with one-third of the target number of PSUs for the award allocated to each performance period, as well as the executive’s continued employment with the Company. The percentage of the target number of PSUs that vest for each performance period is determined 60% based on the Company’s revenue (or revenue growth compared with the preceding fiscal year) for the applicable period and 40% based on the Company’s non-GAAP EPS (or non-GAAP EPS growth compared with the preceding fiscal year) for the performance period. The vesting percentage for each performance period would also be increased by 25 percentage points if the Company’s total shareholder return (“TSR”) for the performance period was at or above the 75th percentile relative to the TSRs for the companies in the Russell Microcap Index for that period, and would be reduced by 25 percentage points if the Company’s TSR for the performance period was at or below the 25th percentile relative to the TSR’s for the companies in that index. In no event will an award vest more than 175% of the target number of PSUs subject to the award. In February 2020, the Compensation Committee approved an award of PSUs to Mr. Holliday in connection with his joining the Company, with a target number of 70,000 PSUs and subject to the same performance-based and time-based vesting requirements as the PSUs granted to the other named executive officers in October 2019 described above, except that since Mr. Holliday commenced employment during fiscal 2020, 16 percent of the target number of PSUs were allocated to fiscal 2020 and 42 percent of the target number of PSUs were allocated to each of fiscal 2021 and fiscal 2022.

When it approved these grants in October 2019, the Compensation Committee provided that the vesting percentage for the PSUs allocated to the fiscal 2021 performance period would be determined in accordance with the following table (with the percentage determined by linear interpolation for performance between the levels indicated in the table):

Revenue Growth for the FY21 Performance Period (60%)	Non-GAAP EPS Growth for the FY21 Performance Period (40%)	Vesting Percentage
4% or less	4% or less	0%
8%	12%	50%
12%	20%	100%
20% or more	30% or more	150%

In September, 2021, the Compensation Committee determined that the Company’s revenue for fiscal 2021 had increased by 19% relative to fiscal 2020 revenue, and the Company’s non-GAAP EPS for fiscal 2021 had increased by 111% relative to non- GAAP EPS for fiscal 2020. In addition, the Compensation Committee determined that the Company’s TSR for fiscal 2021 was at the 69th percentile relative to the TSRs for the companies in the Russell Microcap Index. Accordingly, each executive’s award vested as to approximately 146.4% of the target number of PSUs allocated to the fiscal 2021 performance period.

Delegation to CEO of Certain Grant Authority. The Compensation Committee has delegated authority to our Chief Executive Officer to grant options and/or RSUs to selected newly-hired employees, other than executive officers and employees directly reporting to the Chief Executive Officer, within certain parameters established by the Compensation Committee.

Management reports these new-hire award grants to the Compensation Committee.

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Benefits

All of our executive officers are eligible to participate in our benefits programs offered to our employees generally, which include medical, dental and vision plans, our 2013 Employee Stock Purchase Plan, a 401(k) plan, tuition reimbursement, life insurance and short and long-term disability coverage. In designing our employee benefits program, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practices.

The Company makes matching contributions under the 401(k) plan to each plan participant, including our executive officers, in an amount equal to 25% of the first 6% of salary deferred by the participant.

The Company has an executive physical program, under which Messrs. Pickle and Whitaker were eligible to be reimbursed up to $2,500 for the costs of an annual executive physical examination. With the exception of this annual executive physical program, it is our policy to not extend significant perquisites to executives that are not broadly available to our other employees.

Clawback Policy

Our Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws.

Under the policy, we have the right to recover excess compensation received by a named executive officer based on erroneous data to the extent that there has been fraud or misconduct by that executive officer which significantly contributed to the restatement of financial results.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

The Compensation Committee notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and its stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes.

Risk Management Considerations

Our Compensation Committee structures our executive compensation programs so as to appropriately reward executives for operating performance and growth without undue risk-taking and oversees, among other things, the assessment and management of risks related to the Company’s compensation plans and policies. The Compensation Committee has evaluated our compensation policies and programs and believes that our compensation policies and practices provide appropriate incentives and controls and are not reasonably likely to have a material adverse effect on the Company.

Executive Stock Ownership Requirements

The Board encourages members of senior management to acquire and hold stock in the Company to link the interests of the executives to the stockholders. However, neither the Board nor the Compensation Committee has established formal stock ownership guidelines for the executive officers of the Company.

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Fiscal 2021 Summary Compensation Table

The following table sets forth, for the fiscal years indicated, the compensation paid to our named executive officers:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total ($)
Paul Pickle	2021	400,000	–		336,000		334,866	(4)	4,044	1,074,910
President & CEO	2020	400,000	120,000	(5)	946,769	–	–		6,508	1,473,277
Jeremy R. Whitaker	2021	255,000	21,868	(6)	252		138,132		3,678	670,678
CFO	2020	253,654	–		142,015	–	–		3,180	398,849
Roger Holliday (7) 2021	2021	250,000	41,510	(6)	189,000		98,490		3,750	582,750
Vice President of Worldwide Sales	2020	100,962	–		314,500	211,070	–		1,154	627,685

___________________

(1)	The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 6 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K, which was filed with the SEC on August 27, 2021 (or, for awards granted in fiscal 2020, the corresponding note in the Form 10-K for that fiscal year). The material terms of these awards are described in the “Equity Awards” section of this proxy statement above.

(2)	A portion of the amounts reported in the “Stock Awards” column for each named executive officer for fiscal 2021 and 2020 reflects the grant-date fair value of performance stock units granted to the executives during that fiscal year assuming the target level of performance conditions was achieved. These amounts were based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following table presents the aggregate grant-date fair value of these performance-based awards granted in fiscal 2021 and 2020 included in the “Stock Awards” column for those years and the aggregate grant-date fair value of these awards assuming that the highest level of performance conditions was achieved.

	Aggregate Grant Date Fair Value of Performance Awards (Fiscal 2021)		Aggregate Grant Date Fair Value of Performance Awards (Fiscal 2020)
	Based on		Based on
	Probable		Probable
	Outcome	Based on	Outcome	Based on
	as of the	Maximum	as of the	Maximum
	Grant Date	Performance	Grant Date	Performance
Name	($)	($)	($)	($)
Paul Pickle	336,000	504,000	946,769	3,106,250
Jeremy R. Whitaker	252,000	378,000	142,015	465,938
Roger Holliday	189,000	283,500	125,000	372,750

(3)	The amounts reported for fiscal 2021 in this column include: for Mr. Pickle, 401(k) employer matching contributions of $4,044; for Mr. Whitaker, 401(k) employer matching contributions of $3,678; and for Mr. Holliday, 401(k) employer matching contributions of $3,750.

(4)	As described above, Mr. Pickle requested, and the Compensation Committee agreed, that the amount that would otherwise have been awarded to him under the Bonus Program for fiscal 2021 based on the Company’s financial performance for the year would be reduced, and the amount of the reduction would be reallocated on a discretionary basis by the Compensation Committee to other members of the management team. The amount of $334,866 reported in the “Non-Equity Incentive Plan Compensation” column represents the amount that would have otherwise been awarded to Mr. Pickle under the Bonus Program. The bonus amount for fiscal 2021 actually paid to Mr. Pickle after giving effect to his request to reduce the bonus was $198,495.

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(5)	Pursuant to his offer letter, Mr. Pickle was guaranteed a minimum bonus of $120,000 for the first half of fiscal 2020.

(6)	As described in note (4) above, a portion of the bonus that would have otherwise been awarded to Mr. Pickle under the Bonus Program for fiscal 2021 was reallocated by the Compensation Committee on a discretionary basis to other members of the management team. The amount reported in the “Bonus” column for Messrs. Whitaker and Holliday represents the discretionary bonus they received in addition to the amounts awarded to them under the Bonus Program (which are reported in the “Non-Equity Incentive Plan Compensation” column).

(7)	Mr. Holliday’s employment with the Company commenced on January 20, 2020.

Description of Employment Agreements — Cash Compensation

We have entered into offer letters with each of our named executive officers. The salary and bonus terms of each agreement are briefly described below. Provisions of these agreements relating to outstanding equity incentive awards, if any, and post-termination of employment benefits are discussed under the applicable sections of this proxy statement.

Paul Pickle. On March 23, 2019, we entered into an offer letter with Mr. Pickle. The agreement is for no specific term and provides Mr. Pickle is employed at-will. The agreement provides for an annual base salary of $400,000, subject to annual review. The agreement also provides that Mr. Pickle will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 85% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. For the first half of fiscal 2020, Mr. Pickle was entitled to a guaranteed bonus of $120,000 that was payable one-half by July 15, 2019 and one-half by September 15, 2019. In addition, the agreement provides that Mr. Pickle will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.

Jeremy R. Whitaker. On September 8, 2011, we entered into an offer letter with Mr. Whitaker, which was amended on November 13, 2012 and August 31, 2016. The agreement is for no specific term and provides Mr. Whitaker is employed at-will. The agreement provides for an annual base salary of $210,000, subject to annual review, which was later increased to $255,000. The agreement also provides that Mr. Whitaker will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 35% of his base salary, which was later increased to 55% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. In addition, the agreement provides that Mr. Whitaker will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.

Roger Holliday. We entered into an offer letter with Mr. Holliday dated January 4, 2020. The agreement is for no specific term and provides Mr. Holliday is employed at-will. The agreement provides for an annual base salary of $250,000, subject to annual review. The agreement also provides that Mr. Holliday will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 40% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. In addition, the agreement provides that Mr. Holliday will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.

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Outstanding Equity Awards at 2021 Fiscal Year End

The following table provides information concerning outstanding equity awards held by our named executive officers as of June 30, 2021.

		Option Awards					Stock Awards
Name	Grant Date	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of shares or unites of stock that have not vested	Market value of shares of units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($)(1)
Paul Pickle	4/22/2019	4/22/2019	308,338	191,662(2)	4.04	4/22/2026	5/1/2019	125,000(3)	645,000	–	–
	–	–	–	–	–	–	10/18/2019	244,012(4)	1,259,102	166,667(5)	860,000
	–	–	–	–	–	–	11/2/2020	26,666(6)	137,597	53,333(7)	275,200
				–
Jeremy R.	8/29/2017	8/29/2017	47,916	2,084(8)	2.16	8/29/2024	8/31/2018	14,063(9)	72,563	–	–
Whitaker	9/14/2016	9/14/2016	50,000	–	1.37	9/14/2023	10/18/2019	37,333(4)	192,638	25,000(5)	129,000
	9/1/2015	9/1/2015	40,000	–	1.35	9/1/2022	11/2/2020	20,000(6)	103,200	40,000(7)	206,400
	8/6/2014	8/6/2014	25,000	–	1.87	8/26/2021	–	–	–	–	–

Roger	2/4/2020	2/4/2020	33,336	66,664(10)	3.79	2/4/2027	2/4/2020	34,375(11)	177,375	–	–
Holliday	–	–	–	–	–	–	2/1/2020	43,042(4)	222,097	29,400(5)	151,704
	–	–	–	–	–	–	11/2/2020	15,000(6)	77,400	30,000(7)	154,800

_________________

(1)	In accordance with applicable SEC regulations, the market value of the shares in each of these columns has been determined based on the closing price of our common stock on June 30, 2021, the last trading day of fiscal 2021, which was $5.16.

(2)	The option vests according to the following schedule: 50% of the shares subject to the option vest on the first anniversary of the grant date, 20% of the shares subject to the option vest ratably each month thereafter for a period of 24 months, and 30% of the shares subject to the option vest ratably each month thereafter for a period of 12 months, such that 100% of the shares subject to this option will be fully vested as of the fourth anniversary of the grant date.

(3)	The RSUs vest according to the following schedule: 25% of the RSUs vest on June 1, 2020, with the remaining RSUs vesting ratably at the beginning of each of the 12 quarters thereafter, such that 100% of the RSUs will be fully vested as of June 1, 2023.

(4)	This item represents the portion of an award of PSUs granted to the executive during fiscal 2020 that was eligible to vest based on the Company’s performance during fiscal 2021 and reflects the number of PSUs subject to such portion the Compensation Committee determined were eligible to vest based on such performance. These PSUs vested on September 13, 2021 (the date of the Compensation Committee’s determination).

(5)	This item represents the portion of an award of PSUs granted to the executive during fiscal 2020 that will be eligible to vest based on the Company’s performance during fiscal 2022. The number of PSUs reported in the table reflects the target number of shares allocated to such fiscal years under the terms of the award.

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(6)	This item represents the portion of an award of PSUs granted to the executive during fiscal 2021 that was eligible to vest based on the Company’s performance during fiscal 2021 and reflects the number of PSUs subject to such portion the Compensation Committee determined were eligible to vest based on such performance. These PSUs vested on September 13, 2021 (the date of the Compensation Committee’s determination).

(7)	This item represents the portion of an award of PSUs granted to the executive during fiscal 2021 that will be eligible to vest based on the Company’s performance during fiscal 2022 and fiscal 2023. The number of PSUs reported in the table reflects the target number of shares allocated to such fiscal years under the terms of the award.

(8)	The remaining unvested options vest monthly at a rate of 1,042 shares per month through August 29, 2021.

(9)	The remaining RSUs vest quarterly at a rate of 2,812 shares per quarter through September 1, 2022.

(10)	The option will vest according to the following schedule: 25% of the shares subject to the option vest on February 4, 2021, with the remaining shares subject to the option vesting ratably at the beginning of each of the 36 months thereafter, such that 100% of the shares subject to the option will be vested as of February 4, 2024.

(11)	The RSUs will vest according to the following schedule: 25% of the RSUs vest on March 1, 2021, with the remaining RSUs vesting ratably at the beginning of each of the 12 quarters thereafter, such that 100% of the RSUs will be fully vested as of March 1, 2024.

Severance and Change in Control Arrangements with Named Executive Officers

Although we do not have fixed term employment agreements with any of our employees, the named executive officers are each a party to an agreement with the Company that provides cash payments and acceleration of equity awards in certain circumstances that result in termination of employment. These agreements are intended to encourage retention and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Offer Letter with Paul Pickle

Under the offer letter dated March 23, 2019 between the Company and Mr. Pickle, Mr. Pickle is eligible to receive severance payments if his employment is terminated by us without Cause or by Mr. Pickle for Good Reason, in each case as defined in the offer letter. Severance payments for Mr. Pickle would consist of a lump sum payment equal to 12 months of base salary plus an amount equal to 50% of his target bonus. Mr. Pickle and his eligible dependents would also be eligible for continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of termination for up to 12 months. In addition, if such a termination of Mr. Pickle’s employment occurs prior to April 22, 2021, his outstanding equity awards that are scheduled to vest during the 12 months following his termination date will accelerate and become vested.

In addition, if Mr. Pickle’s employment is terminated by us without Cause or by him for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter) and in lieu of the severance benefits described above, (i) all of his outstanding equity awards will accelerate and become fully vested, (ii) he will receive a cash severance payment in a lump sum equal to 12 months of his base salary plus an amount equal to 100% of his target bonus (or 24 months of his base salary plus an amount equal to 200% of his target bonus if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share); and (iii) he and his eligible dependents will be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 12 months thereafter (or up to 24 months if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share).

Mr. Pickle’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Cash severance payments would be made on the 53rd day following Mr. Pickle’s employment termination date or such later date as required by Section 409A of the Code. Should benefits payable to Mr. Pickle trigger excise taxes under Section 4999 of the Code, Mr. Pickle will either be entitled to the full amount of his benefits or, if a cut- back in the benefits would result in greater net (after-tax) benefit to Mr. Pickle, the benefits will be cut-back to the extent necessary to avoid such excise taxes.

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The agreement also contains certain restrictive covenants in favor of the Company, including a requirement that Mr. Pickle enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.

Letter Agreement with Jeremy Whitaker

On August 31, 2016, the Company entered into a letter agreement with Mr. Whitaker which amended certain provisions of his offer letter dated September 8, 2011, as previously amended on November 13, 2012. Under the letter agreement, Mr. Whitaker was eligible for severance payments if his employment was terminated on or before September 1, 2021, either by the Company without Cause or by Mr. Whitaker for Good Reason, in each case as defined in the letter agreement. Severance payments for Mr. Whitaker under the letter agreement were to consist of a lump sum payment equal to 6 months of base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination.

In addition, if Mr. Whitaker’s employment was terminated by us without Cause or by him for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter) and such a termination of his employment occurred on or prior to September 1, 2021, the letter agreement provided that (i) all of his outstanding equity awards would accelerate and become fully vested, (ii) he would receive a cash severance payment in a lump sum (in lieu of the cash severance benefit described above, if applicable) equal to 6 months of his base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination (or 12 months of his base salary plus an amount equal to 100% of his target bonus if the market capitalization of the Company at the time of the Change in Control had been greater than $50 million); and (iii) he and his eligible dependents would be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 6 months thereafter (or up to 12 months if the market capitalization of the Company at the time of the Change in Control had been greater than $50 million).

Mr. Whitaker’s right to receive the severance benefits described above was subject to his executing and not revoking a general release of claims in favor of the Company. Cash severance payments would be made on the 53rd day following Mr. Whitaker’s employment termination date or such later date as required by Section 409A of the Code. Should benefits payable to Mr. Whitaker have triggered excise taxes under Section 4999 of the Code, Mr. Whitaker would either have been entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Whitaker, the benefits would be cut-back to the extent necessary to avoid such excise taxes.

The letter agreement also contained certain restrictive covenants in favor of the Company, including a requirement that Mr. Whitaker enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post- termination non-solicitation of employees covenant.

Offer Letter with Roger Holliday

Under the offer letter dated January 4, 2020 between the Company and Mr. Holliday, Mr. Holliday is eligible to receive severance payments if his employment is terminated on or before January 20, 2022 by us without Cause or by Mr. Holliday for Good Reason, in each case as defined in the offer letter. Severance payments for Mr. Holliday would consist of a lump sum payment equal to 6 months of base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Holliday during the 12 months preceding termination.

In addition, if Mr. Holliday’s employment is terminated by us without Cause or by him for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter) and such a termination of his employment occurs on or prior to January 20, 2025, (i) all of his outstanding equity awards will accelerate and become fully vested; (ii) he will receive a cash severance payment in a lump sum (in lieu of the cash severance benefit described above, if applicable) equal to 6 months of his base salary plus an amount equal to 100% of the amount of bonuses (if any) paid to Mr. Holliday during the 12 months preceding termination (or 12 months of his base salary plus an amount equal to 100% of his target bonus if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share); and (iii) he and his eligible dependents will be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 6 months thereafter (or up to 12 months if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share).

Mr. Holliday’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Cash severance payments would be made on the 53rd day following Mr. Holliday’s employment termination date or such later date as required by Section 409A of the Code. Should benefits payable to Mr. Holliday trigger excise taxes under Section 4999 of the Code, Mr. Holliday will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Holliday, the benefits will be cut-back to the extent necessary to avoid such excise taxes.

The agreement also contains certain restrictive covenants in favor of the Company, including a requirement that Mr. Holliday enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table sets forth certain information with respect to beneficial ownership of our common stock as of the Record Date, by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Section 13 or Section 16 of the Exchange Act; (2) each of our current directors; (3) each of the named executive officers set forth in the Summary Compensation Table below; and (4) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, we believe the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The percentage of shares beneficially owned is based on 29,699,470 shares of our common stock outstanding as of September 15, 2021, the Record Date. In addition, the number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of the Record Date but excludes shares of common stock underlying options or warrants held by any other person.

	Beneficial Ownership
Beneficial Owner Name and Address (1)	Number of Shares Owned	Right to Acquire (2)	Total	Percentage Ownership
Greater than 5% Stockholders:
Bernard Bruscha, Chairman of the Board

Heidi Nguyen, Director Nominee (3)	6,227,334	150,000	6,337,334	21.4%
Biesingerstrasse 27
Tübingen, D-72072
Germany

Directors and Named Executive Officers:
Paul Pickle, President, CEO and Director	405,954	325,004	730,958	2.4%
Margaret A. Evashenk, Director	17,630	5,000	22,630	*
Paul F. Folino, Director	26,468	5,000	31,468	*
Hoshi Printer, Director	96,640	125,000	221,640	*
Jeremy R. Whitaker, Chief Financial Officer	174,559	120,053	294,612	*
Roger Holliday, Vice President of Worldwide Sales	65,824	43,756	109,580	*
All current executive officers and directors as a group
(8 persons)	7,101,111	763,813	7,874,924	25.8%

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Lantronix, Inc., 7535 Irvine Center Drive, Suite 10 Irvine, California 92618.

(2)	Represents shares of common stock issuable upon exercise of stock options or upon vesting of restricted stock units (“RSUs”) within 60 days of the Record Date.

(3)	Based upon information contained in Form 4 filed by Mr. Bruscha with the SEC on May 21, 2021. According to the Form 4, 6,120,880 of the shares are owned by TL Investment GmbH, of which Mr. Bruscha is the managing director. The remaining 106,454 shares are owned directly by Mr. Bruscha. Dr. Nguyen, a nominee for election to the Board at the Annual Meeting, is Mr. Bruscha’s spouse and is Vice President and a director of TL Investment GmbH. Dr. Nguyen does not directly own any shares of Lantronix common stock.

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Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of the end of fiscal 2021:

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,580,561	(1)	2.70	2,161,240	(3)
Equity compensation plans not approved by security holders	1,068,125	(2)	3.86	–
Total	3,648,686		2.98	2,161,240

________________

(1)	The number of securities to be issued includes 50,000 shares subject to outstanding stock options under the Lantronix, Inc. 2020 Performance Incentive Plan (the “2020 Plan”), 165,775 shares subject to outstanding RSU awards under the 2020 Plan that are subject to time-based vesting requirements only, 415,000 shares subject to outstanding RSU awards under the 2020 Plan that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 622,500 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved), 789,482 shares subject to outstanding stock options under the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”), 491,473 shares subject to outstanding RSU awards under the 2010 Plan that are subject to time-based vesting requirements only, and 668,831 shares subject to outstanding RSU awards under the 2010 Plan that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 1,170,454 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved). In accordance with applicable SEC rules, the table does not include equity awards that have been assumed by the Company in connection with the acquisition of other companies, such assumed awards covering an aggregate of 47,071 shares of the Company’s common stock that were subject to outstanding stock options (with a weighted average exercise price of $2.96) and 2,472 shares that were subject to outstanding awards of restricted stock units.

(2)	Of the shares reported in this row of the table, 100,000 shares were subject to outstanding stock options under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan. The remaining 968,125 shares were subject to certain inducement awards that were not granted under the 2010 Inducement Equity Incentive Plan consisting of (1) 125,000 shares subject to inducement RSUs and 500,000 shares subject to inducement stock options granted to Paul Pickle, our President and Chief Executive Officer, (2) 34,375 shares subject to inducement RSUs granted to Roger Holliday, our Vice President of Worldwide Sales, and (3) 98,750 shares subject to inducement RSUs and 210,000 shares subject to inducement stock options granted to certain other employees. These inducement stock options and RSUs are generally subject to the same terms as stock options and RSUs granted under the 2010 Plan. Inducement stock options generally have a term of seven years (except in the case of the inducement stock options issued under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan, which have a term of ten years) and vest over four years. Inducement RSUs generally vest over four years. No new awards may be granted pursuant to the Lantronix, Inc. 2010 Inducement Equity Incentive Plan.

(3)	Of the shares reported in this row of the table, 100,000 shares were subject to outstanding stock options under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan. The remaining 968,125 shares were subject to certain inducement awards that were not granted under the 2010 Inducement Equity Incentive Plan consisting of (1) 125,000 shares subject to inducement RSUs and 500,000 shares subject to inducement stock options granted to Paul Pickle, our President and Chief Executive Officer, (2) 34,375 shares subject to inducement RSUs granted to Roger Holliday, our Vice President of Worldwide Sales, and (3) 98,750 shares subject to inducement RSUs and 210,000 shares subject to inducement stock options granted to certain other employees. These inducement stock options and RSUs are generally subject to the same terms as stock options and RSUs granted under the 2010 Plan. Inducement stock options generally have a term of seven years (except in the case of the inducement stock options issued under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan, which have a term of ten years) and vest over four years. Inducement RSUs generally vest over four years. No new awards may be granted pursuant to the Lantronix, Inc. 2010 Inducement Equity Incentive Plan.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee of the Board of Directors performs general oversight of our financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with laws and regulations, as well as our Code of Conduct. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management is responsible for preparing our financial statements and implementing our financial reporting process, including our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and has the primary responsibility for assuring their accuracy, effectiveness and completeness.

Our independent registered public accountants, Baker Tilly US, LLP (“Baker Tilly”), are responsible for expressing an opinion on the conformity of our audited financial statements to U.S. Generally Accepted Accounting Principles (“GAAP”). The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of our internal controls and the overall quality of our financial reporting, and, as appropriate, initiates inquiries into various aspects of our financial affairs.

The members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the Company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board of Directors, management or by any committee of the Board of Directors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied GAAP appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the U.S. Public Company Accounting Oversight Board (“PCAOB”) or that the financial statements are presented in accordance with GAAP.

The Audit Committee currently consists of three directors, all of whom qualify as “independent” and meet the financial literacy and other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Mr. Hoshi Printer, who serves as Chair, Ms. Margaret A. Evashenk and Mr. Paul F. Folino. The Board of Directors has determined that Mr. Printer is an “audit committee financial expert” under the rules of the SEC.

The Audit Committee took the following actions in fulfilling its oversight responsibilities:

(1)	reviewed and discussed the annual audited financial statements with management, including a discussion of the quality and the acceptability of our financial reporting and controls as well as the clarity of disclosures in the financial statements;

(2)	discussed with Baker Tilly the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;

(3)	received from Baker Tilly written disclosures and the letter from Baker Tilly as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and has discussed with Baker Tilly its independence; and

(4)	based on the review and discussion referred to in (1) through (3) above, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, for filing with the SEC.

Audit Committee Hoshi Printer, Chair

Margaret A. Evashenk

Paul F. Folino

38

OTHER INFORMATION

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions. Current SEC rules define a related party transaction for the Company to include any transaction, arrangement or relationship in which:

•	we are a participant;

•	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

•	an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Code of Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.

Related Party Transactions

There were no transactions with related persons that required disclosure under applicable SEC rules during the fiscal years ended June 30, 2021 and 2020, nor are any such transactions currently proposed.

Indemnification and Insurance

Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, the Company indemnifies its directors and officers to the fullest extent permitted by law. The Company has also entered into indemnification agreements with each of its directors and executive officers contractually committing the Company to provide this indemnification to the directors and executive officers.

Annual Report on Form 10-K

The Company will furnish without charge, to each person whose proxy is solicited upon the written request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as filed with the SEC, including the financial statements and financial statement schedules. In addition, upon request, the exhibits to that document will be furnished subject to payment of a specified fee. Requests for copies of these documents should be directed to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

Where You Can Find More Information

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and other reports and information that we file or furnish pursuant to the Exchange Act are available free of charge on our website at www.lantronix.com as soon as reasonably practicable after filing or furnishing such reports with the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

By Order of the Board of Directors,

Irvine, California	David Goren
October 6, 2021	Vice President, Human Resources, Legal and Business Affairs and Corporate Secretary

39

LANTRONIX, INC. 7535 IRVINE CENTER DRIVE, SUITE 100 IRVINE, CA 92618

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to Be Held on November 9, 2021:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our annual meeting in person, we are sensitive to the public health and travel concerns stockholders may have and the protocols that federal, state, and local governments may impose due to resurgences of COVID-19 and the emergence of new and more contagious and/or vaccine resistant variants. In the event we determine that we need to conduct our annual meeting solely by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the annual meeting via press release and by filing additional solicitation materials with the Securities and Exchange Commission. The press release will also be available on the Investors section of our website at www.lantronix.com. If you currently plan to attend the annual meeting in person, please check our website one week prior to the annual meeting.

LANTRONIX, INC.

2021 Annual Meeting of Stockholders

November 9, 2021, 9:00 a.m. PT

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF LANTRONIX, INC.

The undersigned stockholder(s) of LANTRONIX, INC., a Delaware corporation, hereby appoint(s) Paul Pickle and Jeremy Whitaker, or either of them, proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. (the "Annual Meeting") to be held on November 9, 2021 at 9:00 a.m., Pacific time, at Lantronix's Corporate Headquarters, 7535 Irvine Center Drive, Suite 100, Irvine, CA 92618, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, WILL BE VOTED: (1) "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR; (2) "FOR" THE RATIFICATION OF BAKER TILLY US, LLP AS LANTRONIX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2022; AND (3) "FOR" THE APPROVAL OF THE COMPENSATION OF LANTRONIX'S NAMED EXECUTIVE OFFICERS.

Continued and to be signed on reverse side